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                                                                EXHIBIT 3(i).7

                             ARTICLES OF CORRECTION


THIS DOCUMENT IS FILED PURSUANT TO THE PROVISIONS OF A.R.S.SECTION 10-124.


ARTICLES OF CORRECTION OF:         ILX RESORTS, INCORPORATED



         The undersigned hereby submits for filing Articles of Correction executed on behalf of the above named Corporation, pursuant to the provisions of the appropriate Statute, referenced above, of the Arizona Revised Statutes.

1.       The Article to be corrected is:

         Certificate of Amendment of the Articles of Incorporation of ILX Incorporated (a copy of this document is attached hereto as "Exhibit A").

         Date Filed:                January 12, 1998.


2.       The inaccuracy in the Articles is:


         The name of the corporation was changed to "ILX Resorts, Incorporated". A comma was inadvertently added to the corporate name after the word" resorts".

3.       The Articles of Correction hereby reads as follows:

         The correct name of the corporation is "ILX Resorts Incorporated".
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Dated this ___ day of January, 1998.


                                            ILX RESORTS, INCORPORATED,
                                            an Arizona corporation


                                            By /s/ Nancy J. Stone
                                              -------------------------------
                                            Nancy J. Stone,
                                            President

ATTEST:



By Stephanie Castranova
  --------------------------
Stephanie Castranova
Secretary